                                                                   Exhibit 10.2


                                 FIRST AMENDMENT

                  FIRST AMENDMENT, dated as of May 1, 1998 (this "Amendment"), to the Credit Agreement, dated as of March 2, 1998 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among CUMULUS MEDIA INC., an Illinois corporation formerly known as Cumulus Holdings, Inc. (the "Borrower"), the several banks and other financial institutions or entities parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor and arranger, LEHMAN COMMERCIAL PAPER INC., as syndication agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H:


                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, extensions of credit to the Borrower;

                  WHEREAS, the Borrower intends to consummate a reorganization pursuant to which the Borrower will issue (a) shares of its Class A Common Stock, par value $.01 per share, for an aggregate offering price of up to $115,000,000, (b) shares of its Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 (the "Exchangeable Preferred Stock") for an aggregate offering price of up to $125,000,000, a portion of which is being offered by the Borrower directly to The Northwestern Mutual Life Insurance Company ("NML") in exchange for the shares of the Borrower's Class A Cumulative Preferred Stock currently owned by NML, and (c) its Senior Subordinated Notes due 2008 for an aggregate offering price of up to $150,000,000;

                  WHEREAS, subject to certain conditions, the Exchangeable Preferred Stock will be exchangeable on any dividend payment date, at the Borrower's option, for the Borrower's Subordinated Exchange Debentures due 2009; and

                  WHEREAS, the Borrower has requested, and upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                  SECTION 1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  SECTION 2.  AMENDMENTS TO CREDIT AGREEMENT.

                  2.1 Amendments to Section 1.1 of the Credit Agreement. Section
1.1 of the Credit Agreement is hereby amended as follows:

                  (a) by deleting therefrom the definitions of the following terms in their respective entireties and substituting in lieu thereof the following definitions:

               "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and plus Cost Savings for such period, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis, and minus, to the extent the income attributable to Local Marketing Agreements accounts for more than 25% (or, prior to the consummation of the IPO, 50%) of Consolidated EBITDA, an amount equal to such excess; provided, that the Borrower may, at its option, exclude the income attributable to Local Marketing Agreements from the calculation of Consolidated EBITDA; and provided, further, that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Leverage Ratio and the Consolidated Senior Debt Ratio, (i) the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries in a Permitted Acquisition during any period, and any Cost Savings in connection with such Permitted Acquisition, shall be included in the calculation of the Consolidated EBITDA of the Borrower and its Subsidiaries for such period on a pro forma basis for such period (assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated statements of income and of cash flows (which statement of cash flows shall be sufficient to reflect broadcast cash flows and EBITDA) of such acquired Person and its consolidated Subsidiaries for the period in respect of which Consolidated EBITDA is to be calculated, and, to the extent available, the related statement of stockholders' equity for such period and the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person, (A) have been previously provided to the Administrative Agent and the Lenders and (B) either (x) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (y) have been found acceptable by the Administrative Agent, it being understood that the acceptability of such financial statements would be determined based on the quality and method of presentation, and not the substance, of the financial information presented therein, and (ii) in the event that FCC approval is pending for a Permitted Acquisition during any period, the EBITDA of any radio station being operated under a Local Marketing Agreement entered into in connection with such pending Permitted Acquisition shall be included in the calculation of the Consolidated EBITDA of the Borrower and its Subsidiaries for such period on a pro forma basis for such period (assuming such Local Marketing Agreement became effective on the first day of such period), it being understood that payments made by the Borrower or any such Subsidiary for the right to operate such station under the Local Marketing Agreement shall not be taken into account in determining EBITDA of such station.

               "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period less Maintenance CapEx for such period to (b) Consolidated Fixed Charges for such period.

               "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) provision for cash income taxes made by the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period, (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans and scheduled reductions of the Revolving Credit Commitments) and (d) total cash dividend payments made during such period in respect of Preferred Stock.

               "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) minus total cash interest income (calculated as if the Eurodollar Rate in effect on the Calculation Date (as defined below) had been the applicable rate for the entire period) of the Borrower and its Subsidiaries for such period with respect to Excess Cash on Hand (after giving effect to any allocation of Excess Cash on Hand to be used for Permitted Acquisitions) on the Calculation Date. In the event that the Borrower or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness or issues or redeems Preferred Stock subsequent to the commencement of the period for which the calculation of the Consolidated Fixed Charge Coverage Ratio and the Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then Consolidated Interest Expense shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made as determined in good faith by a Responsible Officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Agreements applicable to such Indebtedness). Interest that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

               "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

               "Consolidated Senior Debt Ratio": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

               "Consolidated Total Debt": at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, minus, with respect to any date occurring on or prior to September 30, 1998, Excess Cash on Hand at such date (after giving effect to any allocation of Excess Cash on Hand to be used for Permitted Acquisitions), to the extent such Excess Cash on Hand is not subject to any Lien in favor of a third party (other than the Lien in favor of the Administrative Agent for the benefit of the Lenders).

               "Cost Savings": for any period, cost savings attributable to such period in conjunction with a Permitted Acquisition which result from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, reductions in taxes other than income taxes, and other similar cost savings attributable to such Permitted Acquisition, which cost savings the Borrower reasonably believes in good faith would have been achieved during such period as a result of such acquisition (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP); provided that
          (a) such cost savings and cost savings measures were identified and such cost savings were quantified in a certificate of a Responsible Officer of the Borrower delivered to the

          Administrative Agent at the time of the consummation of such Permitted Acquisition (it being understood that such certificate may be amended by the Borrower from time to time thereafter by furnishing a revised certificate of a Responsible Officer as to the matters set forth in this clause (a)) and (b) with respect to each Permitted Acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Borrower or its Subsidiaries within 90 days of such acquisition to effect the cost savings measures identified in such officers' certificate (regardless, however, of whether the corresponding cost savings were ultimately achieved).

               "Preferred Stock": the collective reference to (a) the Borrower's non-voting Class A Cumulative Preferred Stock owned, beneficially and of record on the date hereof, by The Northwestern Mutual Life Insurance Company, (b) the Exchangeable Preferred Stock and (c) any additional non-voting cumulative preferred stock issued by the Borrower after the date hereof so long as any such preferred stock referred to in this clause (c), by its terms, (i) may not be purchased, redeemed, retired or otherwise acquired for value prior to the first anniversary of the Final Maturity Date and (ii) provides for the payment of dividends thereon solely in additional shares of non-voting cumulative preferred stock.

               "Senior Subordinated Notes": up to $150,000,000 in aggregate principal amount of senior subordinated notes of the Borrower to be issued pursuant to the Senior Subordinated Note Indenture, provided that the terms and conditions of such notes are acceptable to the Agents.

               "Specified Change of Control": a "Change of Control" (or an event of similar designation), as defined in any Indenture.

               "Subordinated Debt": the collective reference to (a) the Senior Subordinated Notes, (b) the Subordinated Exchange Debentures and (c) any other unsecured Indebtedness of the Borrower or any of its Subsidiaries so long as, with respect to any such Subordinated Debt referred to in this clause (c), (i) no part of the principal thereof shall be required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the Final Maturity Date, (ii) the payment of the principal of and interest thereon and on other obligations of the Borrower and its Subsidiaries in respect thereof shall be subordinated, on terms and conditions approved in writing by the Required Lenders, to the prior payment in full of the principal of and interest (including post-petition interest) on the Loans and all other obligations and liabilities of the Loan Parties to the Agents and the Lenders hereunder and under the other Loan Documents and (iii) all other terms and conditions thereof shall be satisfactory in form and substance to the Required Lenders (as evidenced by their prior written approval thereof).

                  (b) by adding thereto the following definitions in their appropriate alphabetical order:

               "Exchangeable Preferred Stock": the Borrower's Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009, a portion of which will be issued to The Northwestern Mutual Life Insurance Company in exchange for the preferred stock referred to in clause (a) of the definition of Preferred Stock, provided that the terms and conditions of such preferred stock are acceptable to the Agents.

               "Indentures": the collective reference to the Senior Subordinated
          Note Indenture and the Subordinated Exchange Debenture Indenture.

               "Maintenance CapEx": for each fiscal year of the Borrower, the product of $30,000 multiplied by the number of radio broadcast stations owned by the Borrower and its Subsidiaries as at the last day of the applicable measurement period.

               "Subordinated Exchange Debenture Indenture": the Indenture to be entered into by the Borrower in connection with the issuance of the Subordinated Exchange Debentures, together with all instruments and other agreements entered into by the Borrower in connection therewith, the terms of which shall be acceptable to the Agents, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

               "Subordinated Exchange Debentures": up to $219,000,000 in aggregate principal amount of subordinated exchange debentures of the Borrower to be issued pursuant to the Subordinated Exchange Debenture Indenture upon the exchange, at the Borrower's option, of shares of Exchangeable Preferred Stock, provided that the terms and conditions of such notes are acceptable to the Agents.

                  2.2 Amendment to Section 2.10(a) of the Credit Agreement.
Section 2.10(a) of the Credit Agreement is hereby amended by deleting from the parenthetical therein the words "and (iii)" and substituting in lieu thereof the following:

          , (iii) any Exchangeable Preferred Stock issued within six months of the Closing Date and (iv)

                  2.3 Amendment to Section 4.21 of the Credit Agreement. Section
4.21 of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

               4.21 Senior Indebtedness. Upon execution of any Indenture, (a) the Obligations will constitute "Senior Indebtedness" (or an equivalent designation) of the Borrower under and as defined in such Indenture and (b) the obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement will constitute "Guarantor Senior Indebtedness" (or an equivalent designation) of such Subsidiary Guarantor under and as defined in such Indenture.

                  2.4 Amendment to Section 6.2(e) of the Credit Agreement.
Section 6.2(e) of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

               (e) no later than ten Business Days prior to the effectiveness thereof, copies of substantially final drafts of each Indenture and, no later than five Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Indenture or any Acquisition Agreement;

                  2.5 Amendments to Section 7.1 of the Credit Agreement.

                  (a) Section 7.1(a) of the Credit Agreement is hereby amended by deleting in its entirety the table set forth in said section and substituting in lieu thereof the following:


                                                                Consolidated
             Test Period                                       Leverage Ratio
             -----------                                       --------------
         Closing Date to September 29, 1998                    8.00 to 1.00
         September 30, 1998                                    7.50 to 1.00
         October 1, 1998 to December 31, 1998                  7.00 to 1.00
         January 1, 1999 to March 31, 1999                     6.75 to 1.00
         April 1, 1999 to June 30, 1999                        6.50 to 1.00
         July 1, 1999 to December 31, 1999                     6.00 to 1.00
         January 1, 2000 and thereafter                        5.50 to 1.00





                  (b) Section 7.1(b) of the Credit Agreement is hereby amended by deleting in its entirety the table set forth in said section and substituting in lieu thereof the following:


                                                             Consolidated
     Test Period                                           Senior Debt Ratio
     -----------                                           -----------------
     Closing Date to the earlier
       of (x) the date of
       consummation of the IPO
       and (y) July 31, 1998                               8.00 to 1.00

     the earlier of (x) the
       day immediately
       following consummation
       of the IPO and (y) August 1, 1998
       to December 31, 1998                                5.00 to 1.00


                                                             Consolidated
     Test Period                                           Senior Debt Ratio
     -----------                                           -----------------
     January 1, 1999 to June 30, 1999                      4.50 to 1.00
     July 1, 1999 to December 31, 1999                     4.00 to 1.00
     January 1, 2000 and thereafter                        3.50 to 1.00


                  (c) Section 7.1(c) of the Credit Agreement is hereby amended by deleting in its entirety the table set forth in said section and substituting in lieu thereof the following:


                                                       Consolidated Interest
            Test Period                                   Coverage Ratio
            -----------                                ---------------------
         Closing Date to September 30, 1998            1.30 to 1.00
         October 1, 1998 to December 31, 1998          1.40 to 1.00
         January 1, 1999 to March 31, 1999             1.50 to 1.00
         April 1, 1999 to September 30, 1999           1.70 to 1.00
         October 1, 1999 to June 30, 2000              2.00 to 1.00
         July 1, 2000 to June 30, 2001                 2.25 to 1.00
         July 1, 2001 and thereafter                   2.50 to 1.00



                  (d) Section 7.1(d) of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

               (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower to be less than 1.10 to 1.00.

                  2.6 Amendments to Section 7.2(f) of the Credit Agreement.
Section 7.2(f) of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

               (f) Indebtedness of the Borrower in respect of (i) the Senior Subordinated Notes in an aggregate principal amount not to exceed $150,000,000 and (ii) (A) the Exchangeable Preferred Stock having an aggregate liquidation preference not in excess of $219,000,000 or (B) the Subordinated Exchange Debentures in an aggregate principal amount not to exceed $219,000,000, so long as the Borrower shall have furnished to the Administrative Agent a certificate of a Responsible Officer to the effect that on the date of issuance of the Subordinated Exchange Debentures no Default or Event of Default shall have occurred and be continuing or would result from the issuance thereof and demonstrating that after giving effect to such issuance the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 and is projected to be in compliance with such financial covenants through the Final Maturity Date;

                  2.7 Amendment to Section 7.6 of the Credit Agreement. Section
7.6 of the Credit Agreement is hereby amended by deleting the words "and (b) the Borrower may pay dividends solely in additional shares of Preferred Stock in respect of the shares of Preferred Stock" and substituting in lieu thereof the following:

         , (b) to the extent the Borrower has Excess Cash Flow that is not required to be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments pursuant to Section 2.10(c) ("Available Excess Cash"), the Borrower may use a portion of such Available Excess Cash to pay cash dividends on the shares of Exchangeable Preferred Stock, so long as (i) the Borrower applies an equal amount of Available Excess Cash toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments in the order set forth in Section 2.10(d), (ii) no Default or Event of Default shall have occurred and be continuing or would result from the payment of such dividend and (iii) after giving effect to the payment of such dividend the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1, and (c) the Borrower may pay dividends in additional shares of Preferred Stock in respect of the shares of Preferred Stock

                  2.8 Amendment to Section 7.7 of the Credit Agreement. Section 7.7(a) of the Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety and substituting in lieu thereof the words "(i) Maintenance CapEx for such year and".

                  2.9 Amendment to Section 7.9 of the Credit Agreement. Section
7.9 of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise voluntarily or optionally defease, the Senior Subordinated Notes or the Subordinated Exchange Debentures, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes or the Subordinated Exchange Debentures (in each case, other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee), (c) designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture, (d) designate any Indebtedness (other than the Obligations and the Senior Subordinated Notes) as "Designated Senior Indebtedness" for the purposes of the Subordinated Exchange Debenture Indenture or (e) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders (other than amendments to its certificate of incorporation acceptable to the Administrative Agent relating to the creation of the Exchangeable Preferred Stock and the creation of the Borrower's Class A, Class B and Class C common stock).

                  2.10 Amendments to Section 8 of the Credit Agreement.

                  (a) Section 8(l) of the Credit Agreement is hereby amended by adding the word "or" at the end thereof.

                  (b) Section 8 of the Credit Agreement is hereby amended by adding after paragraph (l) thereof a new paragraph (m) as follows:

                  (m) The Subordinated Exchange Debentures or any guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Subordinated Exchange Debenture Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Subordinated Exchange Debentures or the holders of at least 25% in aggregate principal amount of the Subordinated Exchange Debentures shall so assert;

                  SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Borrower and the Lenders shall have executed and delivered to the Administrative Agent this Amendment and each Subsidiary Guarantor shall have executed the Acknowledgement and Consent in the form annexed hereto.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Loan Parties in the Loan Documents are true and correct on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

                  SECTION 5. PAYMENT OF EXPENSES. The Borrower agrees to pay or reimburse the Agents for all of their reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agents.

                  SECTION 6. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit

Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents. Except as expressly amended herein, all of the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  SECTION 7. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  SECTION 8. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                           CUMULUS MEDIA INC.


                                           By:
                                             ----------------------------------
                                               Name:
                                               Title:



                                           LEHMAN COMMERCIAL PAPER INC., as
                                               Lender


                                           By:
                                             ----------------------------------
                                               Name:
                                               Title:

                           ACKNOWLEDGMENT AND CONSENT

                  Each of the undersigned corporations as guarantors under the Guarantee and Collateral Agreement, dated as of March 2, 1998, made by the undersigned corporations in favor of the Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by this Amendment and (b) acknowledges and agrees that the guarantees (and grants of collateral security therefor) contained in such Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to this Amendment and all prior modifications to the Credit Agreement.


                                  CUMULUS BROADCASTING, INC.


                                  By:
                                     -----------------------------------------
                                     Title:


                                  CUMULUS LICENSING CORP.


                                  By:
                                     -----------------------------------------
                                     Title:


                                  FORJAY BROADCASTING
                                    CORPORATION


                                  By:
                                     -----------------------------------------
                                      Title:


                                  FORJAY LICENSING CORP.


                                  By:
                                     -----------------------------------------
                                      Title:


                                  MINORITY RADIO ASSOCIATES, INC.


                                  By:
                                     -----------------------------------------
                                      Title:

                                  MRA LICENSING CORP.


                                  By:
                                     -----------------------------------------
                                      Title:






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